                                                                   EXHIBIT 10.26
     LINCOLN NATIONAL INTERCOMPANY AGREEMENT

     This agreement is being executed to formalize the procedures involved with the intercompany flow of dollars which result from Lincoln National Corporation and its affiliated companies sharing common facilities and services. The accompanying Exhibits considered to be a part of this agreement are as follows:


  Exhibit I    - Procedures for Allocated Expenses/Usage Fees
  Exhibit II   - Procedures for Intercompany Receivables/Payables
  Exhibit III  - Specific Allocated Expenses/Usage Fees for Calendar Year 1997
  Exhibit IV   - Lincoln Investment Management - Service Fees for Calendar
                 Year 1997

     As duly authorized officers of Lincoln National Corporation or one of its affiliated companies, we have reviewed the attached exhibits and find the procedures and specific charges to be acceptable. Any changes to the procedures or specific charges covered by this agreement will be formalized by Lincoln National Life's Financial & Risk Management - Performance Management Unit and will be duly authorized by obtaining signed amendments to this initial agreement.

     This agreement may be signed in one or more counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Dated:     January 1, 1997




-------------------------------------------         -------------------------------------------
Lincoln National Corporation                        Lincoln Life Improved Housing, Inc.
by: Ian M. Rolland, Chairman, CEO                   Ian M. Rolland, CEO


-------------------------------------------         -------------------------------------------
The Lincoln National Life Insurance Company         Lincoln National (China) Inc.
Lincoln Financial Group, Inc.                       Stephen T. Meldrum, President
by: Jon A. Boscia, President, CEO

/s/ William J. Lawson
-------------------------------------------         -------------------------------------------
American States Insurance Company                   Lincoln National Investment Companies, Inc.
by: William J. Lawson, President                    Jeffrey J. Nick, President, CEO


-------------------------------------------         -------------------------------------------
LNC Equity Sales Corporation                        First Penn-Pacific Life Insurance Company
by: J. Michael Hemp, President                      by: Roland C. Baker, President, Director


-------------------------------------------         -------------------------------------------
The Richard Leahy Corporation                       Vantage Global Advisors, Inc.
by: Thomas W. Fitch, President, CEO                 by: T. Scott Wittman, President, Treasurer


-------------------------------------------
Lincoln Investment Management, Inc.
H. Thomas McMeekin, President

by: Lawrence T. Rowland for the following companies:
Lincoln National Reassurance Company, President
Lincoln National Health & Casualty
Insurance Company, President
LNC Administrative Services Corporation, CEO
Lincoln National Intermediaries, Inc., CEO
Lincoln National Management Services, Inc., CEO
Lincoln National Risk Management, Inc., CEO
Lincoln National Structured Settlement, Inc., CEO
Special Pooled Risk Administrators, Inc., CEO
Underwriters & Management Services, Inc., CEO
Lincoln National Reinsurance Co. Limited, CEO
Lincoln National Reinsurance Co
     (Barbados) Ltd., CEO
Old Fort Insurance Company, Ltd, CEO
Lincoln National Underwriting Service, Ltd., CEO


------------------------------------------------
Lynch & Mayer, Inc.
by: Edward J. Petner, President, Co-CEO


------------------------------------------------
Delaware Management Holdings, Inc.
by: Wayne A. Stork, CEO


------------------------------------------------
Lincoln National (UK) PLC
by: Gabriel L. Shaheen


------------------------------------------------
Lincoln National Realty Corporation
by: Steven R. Brody, President, Director

                                                                       EXHIBIT I


                 ALLOCATED EXPENSE/USAGE FEE CURRENT PROCEDURES

The Lincoln affiliated companies utilize allocated expenses/usage fees as a means of allocating costs among themselves. The procedures for developing, reviewing, and recording the allocated expenses/usage fees are outlined below:

1. As a part of the budget preparation process each year, departments wishing to utilize the allocated expense/usage fee method of allocating costs develop how they will charge as well as the amount they will charge. The "how" may be employee counts, item counts, hourly rates, etc. The amount to be charged each area are determined based on the method of charging, and the total to be recovered by the charging department represents a percentage of their total budget. The percentage of recovery varies by department and is determined by that department. In addition to the above, a portion of the LNC parent company expenses are allocated to the business units based on their equity employed as of June 30 each year and is made through expense account 3943.

2.   The LNL Financial & Risk Management - Performance Management unit collects the allocated  expense/usage  fee data for the various
     departments and compiles  a  report   which   details  all   departments
     assessing   allocated expenses/usage  fees as well as the  departments being assessed the charges. Charged departments then have an opportunity to review the charges for reasonableness. If the charges are deemed unreasonable, they may be negotiated with the department assessing the charges. Once the charges have been agreed upon, LNL Financial & Risk Management - Performance Management unit prepares a second version of the allocated expense/usage fee detailed report which is presented to senior management for review. If changes are again deemed necessary, the changes are incorporated into the final version of the report.

3. Based on the final version of the allocated expense/usage fee detailed report, monthly accounting entries are generated. Allocated expense amounts are allocated equally each month throughout the year whereas usage fee amounts are based on usage of services. The LNL Financial & Risk Management - Performance Management unit is responsible for initiating the accounting entries for the monthly allocated expenses. The accounting entries for the monthly usage fees are initiated by the department providing the services.

4. The LNL Financial & Risk Management - Performance Management Unit, as well as the individual departments, are responsible for monitoring the monthly expense reports to ensure that the actual charges being generated compare favorably to the budgeted charges. Major differences are researched to determine the reason for the variance and corrective action is taken as necessary.

                                                                      EXHIBIT II
                                                                          Page 1

           INTERCOMPANY ACCOUNTS RECEIVABLES/PAYABLES USER PROCEDURES

The primary purpose for using the Intercompany Accounts Receivables/Payables Account is to provide a clearing account to facilitate the simultaneous recording of revenue/expense entries on the general ledgers of two or more Fort Wayne based companies. Use of this account negates the need to transfer cash among the Fort Wayne based companies every time an intercompany transaction is initiated. Since the entries for all Fort Wayne based companies affected by the transaction can be made simultaneously, the integrity of the consolidated financial statements is enhanced because there is reasonable assurance that all the accounting entries impacting the income statements and balance sheets have been made. For an explanation of the procedures followed to record and settle intercompany accounts receivables/payables with non-Fort Wayne based companies, see Item 6.

The procedures for using this account are as follows:

1. The department initiating the accounting entries prepares journal entries for all companies affected by the transaction. The proper revenue/expense accounts make up half the accounting entry for each company, and the intercompany accounts receivable/payable account is used as the offset account in each company. These accounting entries are made throughout the month.

2. After the end of each accounting month, reports are generated which list all intercompany accounts receivable/payable entries grouped by matched and unmatched entries between companies. LNC Controllers personnel are responsible for the intercompany accounts receivable/payable cash settlement process which includes reviewing the matched entries for accuracy as well as reconciling the unmatched entries.

     Once all unmatched entries have been reconciled, the amounts of cash to be transferred among the Fort Wayne based companies can be determined. The cash transfers are completed by no later than the 15th calendar day of the month as settlement of the previous month's transactions. All intercompany accounts receivables/payables balances are settled every month.

3. Transfer of the cash for settlement of the intercompany accounts receivables/ payables among the Fort Wayne based companies is accomplished using Treasurers' CAPS (ACH) Wire Transfer System. The wire transfer amounts are input into the CAPS (ACH) Wire Transfer System by LNC Controllers personnel. Treasurers - Cash Management/Funds Transfer personnel will then transfer the cash in accordance with the instructions in the CAPS (ACH) Wire Transfer System.

                                                                      EXHIBIT II
                                                                          Page 2

4. Unmatched entries will be researched by LNC Controllers personnel to determine what corrective action is necessary. At the direction of LNC Controllers personnel, correcting entries will be initiated by the departments who made the original entries. All unmatched entries are expected to be cleared within the month following the date of the original entry.

5. If errors were made in assessing allocated expense/usage fee charges, LNL Financial & Risk Management - Performance Management unit will serve as the liaison to resolve the discrepancies identified by individual departments during their review of the monthly expense management reports.

6. If a charge is to be assessed a non-Fort Wayne based company, a journal entry will be made on the ledger of the Fort Wayne based company assessing the charge to the non-Fort Wayne based company's intercompany accounts receivable/payable account/analysis. After the end of each accounting month, a report is generated which details the amounts to be collected from the non-Fort Wayne based companies. Documentation supporting each amount charged is gathered and an invoice for the total amount due from each non-Fort Wayne based company is prepared. The invoices and supporting documentation are then sent to each non-Fort Wayne based company having incurred charges. Payment of the invoices are due upon receipt. If any of the non-Fort Wayne based companies dispute a charge, LNC Controllers serves as the liaison to resolve the question.

                                                                     EXHIBIT III
                                                                         Page  1

                          1997 PROPOSED BUDGET REPORT
                       AMERICAN STATES INSURANCE COMPANY
                        (Non-Fort Wayne Based Affiliate)

                                                               1997
       ACCOUNT               ACCOUNT TITLE               PROPOSED BUDGET
       -------  ---------------------------------------  ---------------
          3169  Alloc Exp-LNL 401(K) Part/Plan Admin             130,104
          3170  Alloc Exp-LNL 401(K) Asset Charge                274,812
          3259  Usage Fee-LNL Print/Distribution Center               51
          3943  Alloc Exp-LNC General Corporate                6,411,900
          3951  Alloc Exp-LNL Human Resources                    176,628
          3964  Alloc Exp-LNL College Relations Program           17,976
          3995  Usage Fee-LNC/LNL Law                              4,236
          3998  Usage Fee-LNL Data Center                          4,349
                                                               ---------

                   Total Allocated Expenses/Usage Fees         7,020,056